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                                                                   EXHIBIT 10.21


                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of the 8th day of December, 1999, by and between Mobility Electronics, Inc., a Delaware corporation (the "Company"), and William O. Hunt ("Consultant").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to retain Consultant as provided herein, and Consultant desires to be so retained; and

         WHEREAS, Consultant shall, as a consultant to the Company, have access to confidential information with respect to the Company;

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. DUTIES. Consultant is hereby retained to serve as a consultant to the Company to perform such services and render such advice to the Company as the Chief Executive Officer of the Company may from time to time reasonably request (collectively, the "Duties"); provided, however, that in no month shall such services exceed an aggregate of sixteen (16) hours, without the consent of Consultant.

         2. TERM. The term of this Agreement shall commence on the date hereof and shall be for a period of two (2) years (the "Term"); provided, however, that this Agreement may be terminated by either party hereto at any time upon at least thirty (30) days prior written notice to the other party.

         3. COMPENSATION. As compensation for rendering the Duties, the Company shall grant Consultant options to purchase 70,000 shares of the Company's common stock, par value $.01 per share, on the terms and conditions to be set forth in that certain Nonqualified Stock Option Agreement of the Company, a copy of which is attached hereto as Exhibit A. Additionally, during the Term, the Company shall reimburse Consultant for all reasonable and necessary out-of-pocket travel and other expenses incurred by Consultant in performing the Duties, such reimbursement to be on a monthly basis, within thirty (30) days after submission of a detailed monthly statement and reasonable supporting documentation. The compensation set forth in this Section 3 will be the sole compensation payable to Consultant for performing the Duties, and no additional compensation or fee will be payable by the Company to Consultant by reason of any benefit gained by the Company directly or indirectly through Consultant's performing the Duties, nor shall the Company be liable


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in any way for any additional compensation or fee for performing the Duties unless the Company shall have expressly agreed thereto in writing.

         4. INDEPENDENT CONTRACTOR STATUS. The Company and Consultant agree that Consultant is an independent contractor under this Agreement and shall in no way be considered to be an agent or employee of the Company and, accordingly, Consultant shall not be entitled to any benefits, coverages or privileges made available to employees of the Company, including without limitation, social security, unemployment, medical or pension payments. Consultant shall only consult and render advice, and shall not undertake to commit the Company to any course of action in relation to third persons, except as requested in writing by the Company. The Company shall not deduct any social security or income taxes from Consultant's payments set forth in Section 3.

         5. CONFIDENTIALITY.

         (a) ACKNOWLEDGMENT OF PROPRIETARY INTEREST. Consultant recognizes the proprietary interest of the Company in any Confidential and Proprietary Information (as hereinafter defined) of the Company. Consultant acknowledges and agrees that any and all Confidential and Proprietary Information communicated to, learned of, developed or otherwise acquired by the Consultant during the course of his engagement by the Company after the date hereof, whether developed by Consultant alone or in conjunction with others or otherwise, shall be and is the property of the Company. Consultant further acknowledges and understands that his disclosure of any Confidential and Proprietary Information will result in irreparable injury and damage to the Company. As used herein, "Confidential and Proprietary Information" means, but is not limited to, information derived from reports, investigations, experiments, research, work in progress, drawings, designs, plans, proposals, codes, marketing and sales programs, client lists, client mailing lists, financial projections, cost summaries, pricing formula, contracts analyses, financial information, projections, maps, confidential filings with any state or federal agency, and all other concepts, ideas, materials or information prepared or performed for, by or on behalf of the Company by its employees, officers, directors, agents, representatives or consultants (including, without limitation, acquisition strategies, acquisition candidates, acquisition contacts and proposed terms of acquisitions).

         (b) COVENANT NOT-TO-DIVULGE CONFIDENTIAL AND PROPRIETARY INFORMATION. Consultant acknowledges and agrees that the Company is entitled to prevent the disclosure of Confidential and Proprietary Information. As a portion of the consideration for the retainment of Consultant and for the compensation being paid to Consultant by the Company, Consultant agrees at all times during the term of this Agreement and thereafter to hold in strictest confidence and not to disclose to any person, firm or corporation, other than to persons engaged by the Company to further the business of the Company, and not to use except in the pursuit of the business of the Company, Confidential and Proprietary Information, without the prior written consent of the Company, including Confidential and Proprietary Information developed by Consultant during the course of his engagement hereunder; provided, however, that notwithstanding the foregoing, Consultant shall not


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be obligated to keep secret and not to disclose Confidential and Proprietary
Information generally known to the public through no wrongful act of Consultant.

         (c) RETURN OF MATERIALS. In the event of any termination of this Agreement for any reason whatsoever, or at any time upon the request of the Company, Consultant will promptly deliver to the Company all documents, data and other information pertaining to Confidential and Proprietary Information. Consultant shall not take any documents or other information, or any reproduction or excerpt thereof, containing or pertaining to any Confidential and Proprietary Information, unless as otherwise authorized in writing by the President of the Company.

         6. REMEDIES. Consultant recognizes and acknowledges that in the event of any default in, or breach of any of, the terms, conditions or provisions of this Agreement (either actual or threatened) by Consultant, the Company's remedies at law shall be inadequate. Accordingly, Consultant agrees that in such event, the Company shall have the right of specific performance and/or injunctive relief in addition to any and all other remedies and rights at law or in equity, and such rights and remedies shall be cumulative.

         7. NOTICES. Any notices, consents, demands, requests, approvals and other communications to be given under this Agreement by either party to the other shall be deemed to have been duly given in writing and personally delivered or sent by facsimile or mail, registered or certified, postage prepaid with return receipt requested, to such party's address as last provided to the other party. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three days after mailing.

         8. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. No modification or amendment of any of the terms, conditions or provisions herein may be made otherwise than by written agreement signed by the parties hereto.

         9. GOVERNING LAW. This agreement and the rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the State of Delaware (except the choice of law rules).

         10. PARTIES BOUND. This Agreement and the rights and obligations of the parties hereto shall be binding upon and inure to the benefit of the Company and Consultant and their respective heirs, personal representatives, successors and assigns. No person or entity shall be deemed a third party beneficiary of this Agreement. Consultant may not assign any of his rights, obligations or duties hereunder without the prior written consent of the Company.

         11. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be


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fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         12. WAIVER OF BREACH. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a wavier of any subsequent breach by any party.

         13. COSTS. If it is necessary to enforce or interpret the terms of this Agreement by action at law or in equity, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled.

         14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, but only one of which need be produced.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                      MOBILITY ELECTRONICS, INC.


                                      By:  /s/ CHARLES R. MOLLO,
                                         ------------------------------
                                              Charles R. Mollo,
                                              Chief Executive Officer


                                       /s/ WILLIAM O. HUNT
                                      ----------------------------------
                                              William O. Hunt



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